Exhibit 99.1

Contact:	Robert Saltmarsh
Chief Financial Officer
Nanogen, Inc.
858-410-4600
rsaltmarsh@nanogen.com

Nanogen to Focus on High Growth Clinical Diagnostics Markets with Real Time and Point of Care Products; Undertakes Evaluation of Strategic Alternatives for Microarray Business

Sep 17, 2007

SAN DIEGO (Sep. 17, 2007) – Nanogen, Inc. (Nasdaq: NGEN) today announced that it is evaluating strategic alternatives for its microarray business as part of an aggressive plan to achieve profitability. The microarray business includes the company’s NanoChip instrument system and related multiplexed reagents and consumables. The company has retained Credit Suisse to assist in the evaluation of alternatives which may include a sale, partnering or closure of the array business. The company expects to complete its evaluation of strategic alternatives within sixty to ninety days.

The goal of the strategic evaluation is to create a restructured business at Nanogen that can reach profitability faster and with greater predictability. The restructured business will continue to focus on clinical diagnostic markets with emphasis on real-time molecular and rapid point of care products. Nanogen has a strong intellectual property and technology base in both of these areas and Nanogen’s products are widely adopted and well accepted by customers.

“Financial expectations for the restructured business have not been completed and are dependent on the outcome of the strategic evaluation,” said Robert Saltmarsh, Nanogen’s CFO. “While specific goals will be discussed after the conclusion of our evaluation process, we expect that sale or closure of the microarray business will decrease expenses and improve cash flow by at least fifteen million dollars ($15 million) annually. We also expect the restructured business will show revenue growth on a year over year basis.”

“In taking this course of action, we recognize that our microarray technology is very good and customer reception is positive. However, multiplex molecular testing remains an early stage market with slower growth and lower testing volumes than we expected,” said Howard Birndorf, Nanogen’s chairman and CEO. “The cost and effort to develop the broad product menu needed to be successful while also working to develop the clinical market over the next several years are large efforts and are expenses that Nanogen can no longer afford on its own.”

“In the past year, we have begun to build a solid business with our real-time PCR products and Point of Care rapid testing solutions. By focusing on these businesses, we expect to significantly grow our presence in the diagnostics market and improve our business performance,” said David Ludvigson, Nanogen’s president and COO. “We hold significant intellectual property in the molecular and point of care areas and intend to continue developing proprietary, technology based products that add value in the clinical diagnostic market and are well accepted by customers.”

Webcast of Conference Call

Interested investors and others may participate in the conference call by dialing 866-578-5784 for US/Canada participants and 617-213-8056 for international participants. The participant code will be 64018228.

Audio of management’s presentation will be available via live webcast on the investor relations section of Nanogen’s corporate website at www.nanogen.com, and will be archived for one year. A digital recording of the call will also be available for 48 hours, beginning two hours after the completion of the conference call on September 18, and can be accessed via telephone at 888-286-8010 for US/Canada participants and 617-801-6888 for international participants. The passcode 36006805 will be required to listen to the playback.

About Nanogen, Inc.

Nanogen’s advanced technologies provide researchers, clinicians and physicians worldwide with improved methods and tools to predict, diagnose, and ultimately help treat disease. The company’s products include real-time PCR reagents, the NanoChip®400 electronic microarray platform and a line of rapid, point-of-care diagnostic tests. Nanogen’s ten years of pioneering research involving nanotechnology holds the promise of miniaturization and continues to be supported for its potential for diagnostic and biodefense applications. For additional information, please join company executives in a conference call that will be held at 9:00 AM EDT on September 18, 2007.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include the outcome of the evaluation of the strategic alternatives as well as the risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements. The Company advises that there can be no assurance that this process will result in any specific transaction. The Company will not publicly disclose further information regarding the status of its evaluation until the process has been completed or unless or until the Company deems it necessary or appropriate.

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